Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wolverine Bancorp, Inc. of our report dated March 31, 2011, on our audits of the consolidated financial statements of Wolverine Bank, FSB as of and for the years ended December 31, 2010 and 2009, which report is incorporated by reference in the Annual Report on Form 10-K of Wolverine Bancorp, Inc. for the year ended December 31, 2010.

/s/ BKD, LLP

Indianapolis, Indiana
April 11, 2011